POWER OF ATTORNEY

     I, George A. Makris, Jr., Director of Simmons First National Corporation, hereby constitute, appoint and authorize Piper Erwin, Shelly E. McMurtrey, Randa Edwards, or John Rush to execute on my behalf any Form 3's, Form 4's or Form 5's required to be filed with the United States Securities and Exchange Commission at any time until such time as I revoke this power of attorney in writing.

        7-26-04                       /s/ George Makris
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         Date                         Signature